UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On January 30, 2007, TBS International Limited's wholly owned subsidiaries  Fairfax Shipping Corp. ("Fairfax") and Beekman Shipping Corp. ("Beekman") each sold and leased back  a vessel pursuant to a sale-leaseback arrangement.  Net proceeds from the transactions after expenses and deposits were $38.6 million.

 Fairfax sold the vessel Seminole Princess to Adirondack Shipping LLC ("Adirondack") for $23.0 million, and  Beekman sold the vessel Laguna Belle to Rushmore Shipping LLC ("Rushmore") for $22.0 million each pursuant to a memorandum of agreement.   Fairfax had taken delivery of the vessel Seminole Princess (formerly the Clipper Flamingo) for $23.1 million on November 10, 2006.   Beekman  had taken delivery of the vessel Laguna Belle (formerly the Clipper Frontier) for $22.0 million on November 15, 2006.

Under the sale-leaseback arrangement, Fairfax entered into a seven-year bareboat charter with Adirondack and Beekman entered into a seven-year bareboat charter with Rushmore for their respective vessels.  Each bareboat charter requires charter payments of $10,500 per day to be paid on the first day of each month during the first two years of the charter, $10,000 per day to be paid on the first day of each month during the third year of the charter and $7,350 per day to be paid on the first day of each month during the fourth through seventh years of the charter.  The bareboat charters also require that Fairfax and Beekman each deposit $2.75 million with Adirondack and Rushmore, respectively, to be held during the charter period and returned, without interest, at the expiration of the charter period, unless applied earlier toward the amounts due upon exercise of the purchase option.  The bareboat charters allow for the purchase by the relevant charterer of its vessel at the end of the fifth, sixth or seventh year of the charter period at a vessel price of $11.1, $9.15 or $6.75 million, respectively.  The bareboat charters allow the purchase options to be exercised at any other date during the option period at a pro-rata price.

Under the bareboat charters, Fairfax and Beekman will be required to pay all of the costs associated with the operation of the respective vessels, including costs such as insurance, manning, and maintenance.

The bareboat charters impose certain obligations on Fairfax and Beekman and grant certain rights to Adirondack and Rushmore in the event of a default of the charters, including keeping the deposit made with the charter as damages.  The bareboat charters contain other customary representations, warranties, obligations, conditions, indemnification provisions, and termination provisions as are usually associated with a bareboat charter of this nature.  TBS International Limited has guaranteed charter payments due under terms of the bareboat charters.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: February 5 , 2007	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer